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                                                                    EXHIBIT 8(c)

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 26th day of August, 2003, by and between Janus Adviser, a Delaware statutory trust (the "Trust"), on behalf of U.S. Value Fund and International Equity Fund series of the Trust (each a "Successor Fund" and collectively, the "Successor Funds"), and Vontobel Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of the Vontobel U.S. Value Fund and Vontobel International Equity Fund series of the Corporation (each a "Predecessor Fund" and collectively, the "Predecessor Funds").

         All references in this Agreement to action taken by the Predecessor Funds or the Successor Funds shall be deemed to refer to action taken by the Corporation or the Trust, respectively.

         This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer by each Predecessor Fund of all or substantially all of its assets to the corresponding Successor Fund, in exchange solely for shares of beneficial interest in the corresponding Successor Fund (in the case of Janus Adviser-U.S. Value Fund, the "Janus Value Fund Shares" and in the case of Janus Adviser-International Equity Fund, the "Janus International Fund Shares") having a net asset value equal to the net asset value of the Predecessor Fund, the assumption by each Successor Fund of all the known liabilities of the corresponding Predecessor Fund, and the distribution of the Janus Value Fund Shares and the Janus International Fund Shares to the shareholders of the applicable Predecessor Fund in complete liquidation of the Predecessor Funds as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

         WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interest of each Predecessor Fund that the assets of each Predecessor Fund be acquired by the corresponding Successor Fund pursuant to this Agreement and in accordance with the applicable statutes of the State of Maryland and the State of Delaware and that the interests of existing shareholders will not be diluted as a result of this transaction;

         WHEREAS, the Board of Trustees of the Trust has determined that it is in the best interest of each Successor Fund that the assets of the corresponding Predecessor Fund be acquired by each Successor Fund pursuant to this Agreement and in accordance with the applicable statutes of the State of Maryland and the State of Delaware and that the interests of existing shareholders will not be diluted as a result of this transaction;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION

         1.1 Subject to the requisite approval of the Predecessor Funds' shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Corporation shall transfer all or substantially all of the assets of each Predecessor Fund, as set forth in paragraph 1.2, to the corresponding Successor Fund, and the Trust shall (i) cause the Successor Funds to deliver to the Corporation a number of full and fractional Janus Value Fund Shares and Janus International Fund Shares equal to the number of shares of the corresponding Predecessor Fund, as of the time and date set forth in Article 2 and (ii) assume all the known liabilities of the Predecessor Funds, as set forth in paragraph 1.2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the "Closing").

         1.2 The assets of each Predecessor Fund to be acquired by the corresponding Successor Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, and dividends or interest receivable that are owned by such Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of the Predecessor Fund on the closing date provided in paragraph 2.1 (the "Closing Date"). All known liabilities, expenses, costs, charges and reserves of each Predecessor Fund, to the extent that they exist at or after the Closing, shall after the Closing attach to the corresponding Successor Fund, and may be enforced against such Successor Fund to the same extent as if the same had been incurred by the Successor Fund.

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         1.3 Each Predecessor Fund will distribute pro rata to its shareholders of record, determined as of immediately after the close of business on the Closing Date (the "Current Shareholders"), the applicable Janus Value Fund Shares and Janus International Fund Shares received by the Corporation pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of Janus Value Fund Shares and Janus International Fund Shares then credited to the accounts of the applicable Predecessor Fund on the books of the corresponding Successor Fund to open accounts on the share records of the corresponding Successor Fund in the names of the applicable Current Shareholders and representing the respective pro rata number of Janus Value Fund Shares and Janus International Fund Shares, as applicable, of the corresponding class due such shareholders. All issued and outstanding shares of each Predecessor Fund will simultaneously be canceled on the books of the Corporation. The Successor Funds shall not issue certificates representing the Janus Value Fund Shares and Janus International Fund Shares, as applicable, in connection with such exchange. Ownership of Janus Value Fund Shares and Janus International Fund Shares will be shown on the books of the Trust's transfer agent. As soon as practicable after the Closing, the Corporation shall take all steps necessary to effect a complete liquidation of the Predecessor Funds.

         1.4 Any reporting responsibility of the Predecessor Funds including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the "Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Predecessor Funds.

         1.5 All books and records of each Predecessor Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder, shall be available to the corresponding Successor Fund from and after the Closing Date and shall be turned over to such Successor Fund as soon as practicable following the Closing Date.

2. CLOSING AND CLOSING DATE

         2.1 The Closing Date shall be September 26, 2003, or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of Janus Capital Management LLC ("Janus Capital"), 100 Fillmore Street, Denver, Colorado 80206-4928, or at such other time and/or place as the parties may agree.

         2.2 The Corporation shall direct Brown Brothers Harriman & Co. (the "Custodian"), as custodian for the Predecessor Funds, to deliver, at the Closing, a certificate of an authorized officer stating that (i) assets shall have been delivered in proper form to the Successor Funds prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Predecessor Fund's portfolio securities represented by a certificate or other written instrument shall be presented for examination by the Custodian to the custodian for the Successor Funds no later than five business days preceding the Closing Date, and shall be transferred and delivered by each Predecessor Fund as of the Closing Date for the account of the corresponding Successor Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver, as of the Closing Date, by book entry, in accordance with the customary practices of the Custodian and the securities depositories (as defined in Rule 17f-4 under the 1940 Act) in which each Predecessor Fund's assets are deposited, each Predecessor Fund's assets deposited with such depositories. The cash to be transferred by the Predecessor Funds shall be delivered by wire transfer of federal funds on the Closing Date.

         2.3 The Corporation shall cause Fund Services, Inc. (the "Transfer Agent"), transfer agent of the Predecessor Funds, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number and percentage ownership of outstanding shares of each Predecessor Fund owned by each such shareholder immediately prior to the Closing. The Successor Funds shall issue and deliver a confirmation evidencing the Janus Value Fund Shares and the Janus International Fund Shares to be credited on the Closing Date to the Secretary of the Corporation or provide evidence satisfactory to the Corporation that such Janus Value Fund Shares and Janus International Fund Shares have been credited to the accounts of the corresponding Predecessor Fund on the books of the applicable Successor Fund. At the Closing,

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each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

         2.4 (i) The value of the assets of each Predecessor Fund shall be the value of such assets computed as of immediately after the close of regular trading of the New York Stock Exchange and after the declaration of any dividends on the Closing Date, using the valuation procedures set forth in the Trust's Trust Instrument and its prospectus and statement of additional information, together with any other valuation procedures established by the trustees of the Trust.

             (ii) The net asset value of each Janus Value Fund Share and Janus International Fund Share shall be determined as of the close of regular trading of the New York Stock Exchange, using the valuation procedures set forth in the Trust's Trust Instrument and its prospectus and statement of additional information, together with any other valuation procedures established by the trustees of the Trust.

             (iii) The number of Janus Value Fund Shares and Janus International Fund Shares to be issued (including fractional shares, if any) in exchange for the assets of the corresponding Predecessor Fund shall be determined by dividing the value of the applicable Predecessor Fund's net assets determined using the valuation procedures referred to in paragraph 2.4(i), by the net asset value of a Janus Value Fund Share or a Janus International Fund Share, as applicable, determined in accordance with paragraph 2.4(ii).

             (iv) All computations of value shall be made by or under the direction of the Predecessor Funds' and the Successor Funds' respective record keeping agents, if applicable, and shall be subject to review by the Predecessor Funds' record keeping agent and by the Predecessor Funds' and the Successor Funds' respective independent accountants.

3. REPRESENTATIONS AND WARRANTIES

         3.1 The Corporation, on behalf of the Predecessor Funds, hereby represents and warrants to the Successor Funds as follows:

             (i) the Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to conduct its business as presently conducted;

             (ii) the Corporation has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Predecessor Funds;

             (iii) the execution and delivery of this Agreement on behalf of the Predecessor Funds and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Corporation or the shareholders of the Predecessor Funds (other than as contemplated in paragraph 4.2(v)) are necessary to authorize this Agreement and the transactions contemplated hereby;

             (iv) this Agreement has been duly executed by the Corporation on behalf of the Predecessor Funds and constitutes their valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

             (v) neither the execution and delivery of this Agreement by the Corporation on behalf of the Predecessor Funds, nor the consummation by the Corporation on behalf of the Predecessor Funds of the transactions contemplated hereby will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Articles of Incorporation or By-Laws of the Corporation, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Corporation is a party or by which the Corporation or any of its assets is subject or bound;

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             (vi) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Corporation on behalf of the Predecessor Funds or the consummation of any transactions contemplated hereby by the Corporation, other than as shall be obtained at or prior to the Closing;

             (vii) The current prospectus and statement of additional information of the Predecessor Funds and each prospectus and statement of additional information of the Predecessor Funds used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

             (viii) On the Closing Date, the Corporation, on behalf of the Predecessor Funds, will have good and marketable title to the assets and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such assets, the Trust, on behalf of the Successor Funds, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Successor Funds;

             (ix) The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Corporation, on behalf of the Predecessor Funds, is a party or by which it is bound;

             (x) All material contracts or other commitments of the Predecessor Funds (other than this Agreement and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Predecessor Funds on or prior to the Closing Date;

             (xi) Except as otherwise disclosed in writing to and accepted by the Trust, on behalf of the Successor Funds, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Predecessor Funds or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Corporation, on behalf of the Predecessor Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

             (xii) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Portfolio of Investments of the Predecessor Funds at December 31, 2002 have been audited by Tait, Weller & Baker, independent accountants, and are in accordance with generally accepted accounting principles ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Successor Funds) present fairly, in all material respects, the financial condition of the Predecessor Funds as of such date in accordance with GAAP, and there are no known contingent liabilities of the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

             (xiii) Since December 31, 2002, there has not been any material adverse change in the Predecessor Funds' financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Predecessor Funds of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Successor Funds. For the purposes of this subparagraph (j), a decline in net asset value per share of the Predecessor Funds due to declines in market values of securities in the Predecessor Funds' portfolio, the discharge of Predecessor Funds liabilities, or the redemption of Predecessor Funds shares by shareholders of the Predecessor Funds shall not constitute a material adverse change;

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             (xiv) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Predecessor Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Predecessor Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

             (xv) For each taxable year of their operation (including the taxable year ending on the Closing Date), the Predecessor Funds have met the requirements of Subchapter M of the Code for qualification as a regulated investment company and have elected to be treated as such, have been eligible to and have computed (or will compute) their federal income tax under Section 852 of the Code, and will have distributed all of their investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of their investment company taxable income and net capital gain for the period ending on the Closing Date;

             (xvi) All issued and outstanding shares of the Predecessor Funds are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Corporation. All of the issued and outstanding shares of the Predecessor Funds will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Predecessor Funds, as provided in paragraph 2.3. The Predecessor Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Predecessor Funds, nor is there outstanding any security convertible into any of the Predecessor Funds' shares; and

             (xvii) The information to be furnished by the Predecessor Funds for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

         3.2 The Trust, on behalf of the Successor Funds, hereby represents and warrants to the Predecessor Funds as follows:

             (i) The Trust is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as presently conducted. The Trust is a newly formed entity and shall not have commenced operations prior to the Closing Date;

             (ii) the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Successor Funds;

             (iii) the execution and delivery of this Agreement on behalf of the Successor Funds and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Successor Funds are necessary to authorize this Agreement and the transactions contemplated hereby;

             (iv) this Agreement has been duly executed by the Trust on behalf of the Successor Funds and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

             (v) neither the execution and delivery of this Agreement by the Trust on behalf of the Successor Funds, nor the consummation by the Trust on behalf of the Successor Fund of the transactions contemplated hereby will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Trust Instrument or By-Laws of the Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

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             (vi) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Trust on behalf of the Successor Funds or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

             (vii) The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust, on behalf of the Successor Funds, is a party or by which it is bound;

             (viii) Except as otherwise disclosed in writing to and accepted by the Corporation, on behalf of the Predecessor Funds, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Successor Funds or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Trust, on behalf of the Successor Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

             (ix) All issued and outstanding shares of the Successor Funds are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust. The Successor Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Successor Funds, nor is there outstanding any security convertible into any shares of the Successor Funds; and

             (x) The Janus Value Fund Shares and the Janus International Fund Shares to be issued and delivered to the Predecessor Funds, for the account of the applicable Current Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Successor Funds, and will be fully paid and non-assessable.

4. CONDITIONS PRECEDENT

         4.1 The obligations of the Corporation on behalf of the Predecessor Funds to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:

             (i) The Trust shall have filed with the Commission a registration statement on Form N-14 under the 1933 Act and such amendment or amendments thereto as are determined by the Board of Trustees of the Trust to be necessary and appropriate to effect the registration of the Janus Value Fund Shares and the Janus International Fund Shares (the "Registration Statement"), and the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

             (ii) The applicable Janus Value Fund Shares and the Janus International Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

             (iii) All representations and warranties of the Trust on behalf of the Successor Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Corporation on behalf of the Predecessor Funds shall have received a certificate of an officer of the Trust acting on behalf of the Successor Funds to that effect in form and substance reasonably satisfactory to the Corporation on behalf of the Predecessor Funds; and

             (iv) The Corporation on behalf of the Predecessor Funds shall have received an opinion from Goodwin Procter LLP regarding certain tax matters in connection with the Reorganization.

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         4.2 The obligations of the Trust on behalf of the Successor Funds to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:

             (i) The Trust shall have filed the Registration Statement with the Commission, and the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

             (ii) The applicable Janus Value Fund Shares and the Janus International Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

             (iii) All representations and warranties of the Corporation on behalf of the Predecessor Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Successor Funds shall have received a certificate of an officer of the Corporation acting on behalf of the Predecessor Funds to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Successor Funds;

             (iv) The Trust on behalf of each of the Successor Funds shall have received an opinion from Goodwin Procter LLP regarding certain tax matters in connection with the Reorganization; and

             (v) The shareholders of the Predecessor Funds shall have approved this Agreement at a special meeting of the shareholders of the Predecessor Funds.

5. COVENANTS OF THE PREDECESSOR FUNDS AND THE SUCCESSOR FUNDS

         5.1 The Successor Funds and the Predecessor Funds covenant to operate their respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

         5.2 The Predecessor Funds covenant to call a meeting of the shareholders of the Predecessor Funds to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 The Predecessor Funds covenant that the Janus Value Fund Shares and the Janus International Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

         5.4 The Predecessor Funds will assist the Successor Funds in obtaining such information as the Successor Funds reasonably request concerning the beneficial ownership of the Predecessor Funds' shares.

         5.5 Subject to the provisions of this Agreement, the Successor Funds and the Predecessor Funds will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.6 The Predecessor Funds will provide the Successor Funds with information reasonably necessary for the preparation of a proxy statement/prospectus to be included in the Registration Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act, in connection with the meeting of the shareholders of the Predecessor Funds to consider approval of this Agreement and the transactions contemplated herein.

         5.7 As soon as is reasonably practicable after the Closing, the Predecessor Funds will make a liquidating distribution to their shareholders consisting of the Janus Value Fund Shares and the Janus International Fund Shares, as applicable, received at the Closing.

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         5.8 The Successor Funds and the Predecessor Funds shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

         5.9 The Corporation, on behalf of Predecessor Funds, covenants that the Corporation will, from time to time, as and when reasonably requested by the Successor Funds, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Trust, on behalf of the Successor Funds, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Corporation's, on behalf of the Predecessor Funds', title to and possession of the Janus Value Fund Shares and the Janus International Fund Shares to be delivered hereunder, and (b) the Trust's, on behalf of the Successor Funds', title to and possession of all the assets of the Predecessor Funds and otherwise to carry out the intent and purpose of this Agreement.

         5.10 The Successor Funds will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and other applicable law as may be necessary in order to continue their operations after the Closing Date.

6. EXPENSES

         All of the expenses and costs of the Reorganization and the transactions contemplated thereby shall be borne by Janus Capital.

7. ENTIRE AGREEMENT

         The Trust, on behalf of the Successor Funds, and the Corporation, on behalf of the Predecessor Funds, agree that this Agreement constitutes the entire agreement between the parties.

8. TERMINATION

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties, or (ii) by either party if the Closing shall not have occurred on or before December 31, 2003, unless such date is extended by mutual agreement of the parties, (iii) by resolution of the Board of Trustees of the Trust or the Board of Directors of the Corporation, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of either Board, make proceeding with the Agreement inadvisable, or (iv) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective trustees/directors or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

9. AMENDMENTS

         This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

10. NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their respective principal places of business.

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11. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

         11.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.2 This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

         11.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.5 It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Trust Instrument of the Trust. The execution and delivery by such officers of the Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust Instrument of the Trust. The Trust is a series company with two series and has entered into this Agreement on behalf of the Successor Funds.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

ATTEST                               JANUS ADVISER
                                     For and on behalf of U.S. Value Fund and International Equity Fund

Name: /s/ STEPHANIE GRAUERHOLZ       By: /s/ KELLEY ABBOTT HOWES
      ----------------------------       ---------------------------------------
      Asst. Secretary                    Name: Kelley Abbott Howes
                                         Title: Vice President

ATTEST                               VONTOBEL FUNDS, INC.
                                     For and on behalf of Vontobel U.S. Value
                                     Fund and Vontobel International Equity Fund

Name: /s/ F. BYRON PARKER, JR.       By: /s/ JOHN PASCO, III
      ----------------------------       ---------------------------------------
      Secretary                          Name: John Pasco, III
                                         Title: Chairman